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                                                                   EXHIBIT 10.15
                               SECOND AMENDMENT TO
                       AMENDED AND RESTATED LOAN AGREEMENT



     This Second Amendment to Amended and Restated Loan Agreement is entered into as of the 1st day of January, 1998, by and between COOKER RESTAURANT CORPORATION ("Borrower"), a corporation organized and existing under the laws of the State of Ohio, and FIRST UNION NATIONAL BANK ("Lender"), a national banking association, as successor in interest to First Union National Bank of Tennessee.

                                    RECITALS

     WHEREAS, the parties hereto entered into that certain amended and restated loan agreement dated December 22, 1995, as amended as of May, 1996 (the "Loan Agreement");

     WHEREAS, the Loan Agreement provides for a revolving credit facility that was to be converted into a term facility on January 1, 1998, so that no further advances thereunder would be made after January 1, 1998;

     WHEREAS, the Borrower contemplates a restructuring of its corporate structure to better reflect its geographical diversity, but requires the consent of the Lender as a condition thereto;

     WHEREAS, the parties are reviewing options to restructure the existing financing, and desire to amend certain terms of the Loan Agreement while that review is being conducted to permit the Borrower to continue to be able to receive advances under the Loan Agreement and to reflect certain conditions to approval of the Reorganization (as defined herein);

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The provisions of Sections 3, 4, 5, and 6 of this Agreement will only be effective at the Effective Time (as defined in Section 19 hereof).

     2. Article I of the Loan Agreement is amended as follows:

         (i) There is added between the definitions of "ERISA" and "Financial Statements" the following definition:

              "FCLP Pledge Agreement" shall mean that certain pledge agreement of even date herewith by Florida Cooker LP, Inc. in favor of the Lender, which shall be in form acceptable to the Lender."

         (ii) There is hereby added between the definitions of "GAAP" and "Hazardous Waste" the following definitions:

              "Guarantee" shall mean collectively those certain guaranties of even date herewith from the Guarantors in favor of the Lender, each of which shall be in form acceptable to the Lender.

              "Guarantor" shall mean each of, and "Guarantors" shall mean collectively all of, CGR Management Corporation, a corporation organized under the laws of Florida; Florida Cooker LP, Inc., a corporation organized under the laws of Florida; and, Southern Cooker Limited Partnership, a limited partnership organized under the laws of Ohio.

         (iii) There is added between the definitions of "Hazardous Substances" and "IRC" the following definition:

     "Indemnification Agreement" shall mean that certain indemnification agreement dated as of January 1, 1998 from the Borrower and the Guarantors in favor of the Lender, which shall be in form acceptable to the Lender."


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         (iv) There is hereby added a new sentence at the end of the existing definition of "Loan Documents" which sentence provides in entirety as follows:
"The term Loan Documents includes, but is not limited to, this Agreement, the Revolving/Term Loan Note, the Guaranty, the Pledge Agreement and the FCLP Pledge Agreement."

         (v) There is added between the definitions of "Plan" and "Property" the following definition:

              "Pledge Agreement" shall mean that certain stock pledge agreement dated of even date herewith from the Borrower in favor of the Lender, which shall be in form acceptable to the Lender.

         (vi) There is added between the definitions of "Real Property" and "Revolving/Term Loan" the following definition:

              "Reorganization" means that certain organization of Subsidiaries and transfer of assets described in Exhibit IA.

         (vii) There is added between the definitions of "Revolving/Term Loan" and "Solvent" the following definition:

               "Revolving/Term Loan Note" shall mean that certain Revolving/Term Loan note dated August 26, 1991, as amended on June 29, 1993, on January 11, 1995, on December 22, 1995, and as of January 1, 1998."

     3. The fourth sentence of Section 2.2(c.) of the Loan Agreement is amended to provide in its entirety as follows:

"Provided, finally, at no time shall more than seven (7) separate interest rates apply to borrowings under the Revolving/Term Loan."

     4. The second and third sentences of Section 2.3(b) are amended to provide in their entirety as follows:

"Additionally, on each of January 4, 1999, and April 5, 1999, Borrower shall make a principal repayment of $1,650,000. Provided, however, if the Revolving/Term Loan is not fully funded on January 1, 1999, the amount of the quarterly principal installments due on January 2, 1999, and April 5, 1999 shall be equal to the actual principal amount outstanding on January 1, 1999 divided by twenty (20)."

     5. Section 2.3(d) of the Loan Agreement is hereby amended to provide in its entirety as follows:

     "(d) All Amounts Due. All remaining principal, interest and expenses outstanding under the Revolving/Term Loan shall become due June 30, 1999."

     6. The second sentence of Section 2.4(a) of the Loan Agreement is amended to provide in its entirety as follows:

     "Without limiting the foregoing, the sum of $3,000,000 from the Revolving/Term Loan is hereby designated by Borrower and Lender as "Daily Working Capital Facility A."

     7. The first sentence of the first paragraph of Section 2.5 of the Loan Agreement is hereby amended to provide in its entirety as follows:

     "From the Closing Date until January 1, 1999 (the "Conversion Date"), Borrower may from time to time request and repay Advances under the Revolving/Term Loan, provided that the total principal amount outstanding under the Revolving/Term Loan shall not at any time exceed the amount stated in
Section 2.1 above or the amount permitted under Section 2.3(b) above."

     8. Section 4.21 of the Loan Agreement is hereby amended to provide in its entirety as follows:


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     "Section 4.21 Subsidiaries. The Subsidiaries of the Borrower are as set
forth on Schedule 4.21 hereof, which schedule sets forth the amount of authorized and outstanding capital stock of the Subsidiaries and the ownership of the Subsidiaries.

     9. There is hereby added to the Loan Agreement a new Section 5.16, which provides in its entirety as follows:

     "Section 5.16 The Reorganization. Prior to the Reorganization, the Borrower did not Control any Person. As a result of the Reorganization, the Borrower has caused to be organized the Guarantors, and has contributed certain assets to the Guarantors which were previously the assets of the Borrower. Borrower acknowledges that the Reorganization is not intended to adversely effect the Lender or the Lender's rights to be repaid the Revolving/Term Loan, including the Lender's continuing rights to realize upon the assets that have been contributed to the Guarantors, or any assets that the Guarantors acquire as a result of such contribution of assets or subsequent contributions of assets. In furtherance of this acknowledgment, the Borrower agrees that it will take such actions as are required by the Lender to insure that the Lender's ability to be repaid is not compromised as a result of the Reorganization."

     10. There is hereby added to the Loan Agreement a new Section 5.18, which provides in its entirety as follows:

     "Section 5.18 Year 2000 Compatibility. Borrower shall take all action necessary to assure that Borrower's computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Lender, Borrower shall provide Lender assurance acceptable to Lender of Borrower's Year 2000 compatibility."

     11. The first sentence of Section 6.1 hereof is hereby amended to provide in its entirety as follows:

     "Borrower shall maintain a minimum tangible net worth for each fiscal quarter equal to or greater than $80 Million Dollars beginning at the fiscal quarter ending December 31, 1997 and at all times thereafter."

     12. Section 6.2 shall be amended to provide in its entirety as follows:

     "Borrower shall maintain a minimum Fixed Charge Coverage Ratio calculated for each fiscal quarter on a rolling basis for the prior 12 month period of not less than 1.25. As used herein, "Fixed Charge Coverage" shall be calculated as follows:

Net Income + Depreciation + Amortization + Lease Expense
--------------------------------------------------------------------------------
((Total Debt including subordinated debt, senior debt, all of balance sheet obligations, obligations under synthetic leases or other structured financings, divided by 5) + Interest Expense+Lease Expense," all as calculated in accordance with GAAP.

     13. The second sentence of Section 6.3 is amended to provide in its entirety as follows:

     "Total Capitalization" shall be defined as Senior Debt plus Subordinated Debt plus all off balance sheet obligations, obligations under synthetic lease or structured financings plus Equity. For purposes of Section 6.2 and 6.3 hereof, the obligation under a synthetic lease or other structured financing shall be included even though such obligation may not be a liability under GAAP and may not be reflected in the financial statements of the Borrower. The financial covenants in this Article VI and compliance therewith shall be calculated on a consolidated basis.

     14. Section 7.4.1 of the Loan Agreement is hereby amended to provide in its entirety as follows:

     "7.4.1 New Restaurant Expansion. Borrower and its affiliates shall limit new restaurant expansion to 8 stores in fiscal year 1998. Borrower will not commit to establish any new restaurants or restaurant expansion in any fiscal year beyond 1998 unless such stores can be established and supported out of existing operational cash flow or other finance

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sources acceptable to Lender and Borrower, and provided in no event shall such expansion exceed 8 stores after fiscal year 1998."

     15. Section 7.6 is amended by adding at the end of that section a new sentence which provides in its entirety as follows:

     "The Borrower shall also not agree with any other party that the Borrower will not enter into an agreement pursuant to which Borrower will not grant a lien upon Borrower's property."

     16. There is hereby added to the Loan Agreement a new Section 7.26, which provides in its entirety as follows:

     "Section 7.26 No Change of Control. The Borrower shall not take any action that would transfer Control of any Subsidiary to any other Person, nor shall Borrower take any action that would result in any ownership or voting interest in any Subsidiary being transferred to any other Person."

     17. Section 8.1(b) is amended to provide it its entirety as follows:

     "(b) Representations and Warranties. Lender's determination that any representation or warranty made by Borrower, any Guarantor or any other party in any Loan Document was incorrect in any material respect.

     18. Section 8.1(c) is amended to provide in its entirety as follows:

     "(c) Covenants. Borrower's, Guarantor's or any other parties failure to perform any covenant contained in the Loan Documents, not subject to any other provision in this Article VIII, or the occurrence of any Default or Event of Default denominated as such in any other Loan Document, with such Event of Default being determined by including cure periods, if any, expressly provided for in determining if there has occurred an Event of Default."

     19. Section 8.1(h) is amended to provide in its entirety as follows:

     "Guarantor Documents. The occurrence of an Event of Default under a Guaranty or the FCLP Pledge Agreement."

     20. The Effective Time shall only occur when the Borrower has performed the following:

     (i) delivered to the Lender: (a) the articles of incorporation and limited partnership agreement of the Guarantors, certified as true and correct by the Florida Secretary of State or equivalent authority in Ohio in the case of Southern Cooker Limited Partnership; (b) the by-laws of the Corporate Guarantors and the resolutions of the board of directors or general partner, as the case may be, of the Borrower and the Guarantors; (c) a duly executed Guaranty, a duly executed Pledge Agreement, the duly executed FCLP Pledge Agreement, the stock and partnership certificates required to be delivered under the Pledge Agreement or the FCLP Pledge Agreement, together with appropriate stock powers or assignment; (d) an opinion of counsel to the Borrower and the Guarantors in form acceptable to the Lender; (e) lien searches from the offices in the jurisdictions in which a filing would be required to perfect a lien on the assets of the Borrower or a Guarantor, which search shall demonstrate that there are no liens on the assets of the Borrower or any Guarantor; (f) the Schedules and Exhibits required to be prepared hereunder in connection with this Amendment; (g) appropriate forms of financing statements to perfect the lien of the Lender in the Collateral provided under the FCLP Pledge Agreement and the Pledge Agreement; (h) the Indemnity Agreement, and corresponding affidavits of execution; (i) the financial statements of the Guarantors required under Section 3(h) of each Guaranty; (j) the schedule to the ISDA Master Agreement between the Lender and Borrower; and (k) an amendment to the Revolving/Term Loan Note;

     (ii)payment to the Lender of its fees and expenses incurred in connection with the negotiation, preparation and closing of this amendment and the actions ancillary thereto.


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     The "Effective Time" shall be deemed to have occurred when the Lender delivers this Agreement to the Borrower with the signature of the Lender, which shall evidence satisfaction of the foregoing requirements.

     21. All notices under the Loan Documents shall hereafter be made as provided in Section 16.2 of the Note and Stock Pledge Agreement.

     22. The Borrower agrees that the Agreement is amended to provide that each representation, warranty and covenant set forth in Articles IV, V and VII of the Loan Agreement shall be deemed to be a representation, warranty and covenant by and applicable to each Guarantor, except that (i) references in Section 4.1 of the Loan Agreement to "Ohio" shall be with respect to the state of incorporation or organization of the Guarantor and that references in Article IV of the Loan Agreement to the Loan Documents shall, as applied to the Guarantor, be with respect to the documents being executed by the Guarantor in connection with the execution, delivery and performance by the Guarantor of the Guaranty; (ii) the obligation to provide financial statements and other information under Section
5.1 of the Loan Agreement shall be satisfied by delivery of such information by the Borrower on a consolidating basis and containing information satisfactory to Lender to enable Lender to review the financial operations of each Guarantor;
(iii) compliance with the financial covenants shall be determined on a consolidated basis among the Borrower and its Subsidiaries; (iv) the exceptions to the negative covenants set forth in Article VI of the Loan Agreement shall also be calculated on a consolidated basis; and (v) each Guarantor shall maintain all of its bank accounts with FUNB.

     23. The Lender has been informed by the Borrower that (i) the Internal Revenue Service is auditing the Employee Stock Option Plan (the "ESOP") established by the Borrower because Borrower failed to provide proxy statements to certain employees for the years of 1994 and 1995; (ii) Borrower has entered into sale/lease back transactions with respect to certain point of sale terminals in which sale price was approximately $700,000; and (iii) Borrower desires to repurchase approximately 500,000 shares of its outstanding stock to contribute to the ESOP. The Borrower represents to Lender that such actions will not have a material, adverse effect upon Borrower on its ability to perform its obligations, under the Loan Agreement, and Borrower represents that such share repurchase will be at a price not to exceed the price then quoted for such shares in the open market. Based upon the foregoing representation, Lender agrees such action does not constitute an Event of Default.

     24. The Borrower represents to the Lender that the Borrower has taken all action required to authorize the execution, delivery and performance of this amendment; that the execution, delivery and performance of this amendment do not violate the articles of incorporation or by-laws of the Borrower, or any agreement to which Borrower is a party or by which it is bound; that Borrower is in good standing in each jurisdiction in which Borrower is transaction business; that no event has occurred that has not been disclosed to the Lender by Borrower that if it had been disclosed would be material to the Lender's decision to enter into this amendment; and that no event of default, nor event that with the passage of time or giving of notice would be an event of default, has occurred under the Loan Document.

     25. Except for the amendments expressly set forth herein, the parties hereto agree that the Loan Agreement is not otherwise being amended hereby.


                                       COOKER RESTAURANT CORPORATION,
                                       an Ohio corporation

                                       /s/ G. ARTHUR SEELBINDER
                                       -----------------------------------------
                                       By: G. Arthur Seelbinder
                                       Its: Chairman and Chief Executive Officer




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                                       FIRST UNION NATIONAL BANK

                                       /s/ M. WALKER DUVALL
                                       -----------------------------------------
                                       By: Walker Duvall
                                       Its: Senior Vice President



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COMMONWEALTH OF THE BAHAMAS

     The foregoing instrument was acknowledged before me this 30th day of March 1998, by G. Arthur Seelbinder as Chairman and Chief Executive Office of COOKER RESTAURANT CORPORATION, an Ohio Corporation, who is personally known to me or has produced a passport as identification.



                                         /s/ ARTHUR SELIGMAN
                                         ---------------------------------------
                                         Notary Public

                                         Name of Notary Printed:


                                         Arthur Seligman
                                         ---------------------------------------
                                                                   (NOTARY SEAL)
My commission expires: 31st December 1998
My commission number is: --------------





COMMONWEALTH OF THE BAHAMAS

     The foregoing instrument was acknowledged before me this 30th day of March 1998, by Walker Duvall as Senior Vice President of FIRST UNION NATIONAL BANK, a national banking association, who is personally known to me.





                                          /s/ ARTHUR SELIGMAN
                                          --------------------------------------
                                          Notary Public

                                          Name of Notary Printed:

                                          Arthur Seligman
                                          --------------------------------------
                                                                   (NOTARY SEAL)

My commission expires: 31st December 1998
My commission number is: -----------



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